Exhibit 10.37

                              DATA I/O CORPORATION
                             1986 STOCK OPTION PLAN

                              AMENDED AND RESTATED
                               AS OF MAY 12, 1998

            This Stock Option Plan (the "Plan") provides for the grant of options (the "Options") to acquire shares of common stock (the "Common Stock") of Data I/O Corporation (the "Corporation"). Stock options granted under this plan that qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") are referred to in this Plan as "Incentive Stock Options." Incentive Stock Options and stock options that do not qualify under Section 422 of the Code ("Non-Qualified Options") granted under this Plan are referred to as "Options."

            1. PURPOSES.

            The purposes of this Plan are to retain the services of valued key employees of the Corporation, to encourage such employees to acquire a greater proprietary interest in the Corporation, thereby strengthening their incentive to achieve the objectives of the shareholders and to serve as an aid and inducement in the hiring of new key employees.

            2. ADMINISTRATION.

            The Plan shall be administered by the Board of Directors of the Corporation (the "Board"), if each director is a "disinterested person" (as defined below). If all directors are not "disinterested persons," the Plan shall be administered by a committee designated by the Board composed of two or more members of the Board, each of whom is a "disinterested person", which committee (the "Committee") may be an executive, compensation or some other committee, including a separate committee especially created for this purpose. Any such Committee shall have the powers and authority vested in the Board hereunder (including the power and authority to interpret any provision of the Plan or of any Option). The members of any such Committee shall serve at the pleasure of the Board. A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee shall be taken by a majority of the members present. Any action may be taken by a written instrument signed by all of the members of the Committee and any action so taken shall be fully as effective as if it had been taken at a meeting. The Board, or any committee thereof appointed to administer the Plan, is referred to herein as the "Plan Administrator." "Dis-interested person" shall be defined by reference to in the rules and regulations promulgated under Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Act").

            Subject to the provisions of the Plan, and with a view to effecting its purpose, the Plan Administrator shall have sole authority, in its absolute discretion, (a) to construe and interpret the Plan; (b) to define the terms used herein; (c) to prescribe, amend, and rescind rules and regulations relating to the Plan; (d) to determine the individuals to whom Options to purchase shares of Common Stock shall be granted under the Plan and whether the Options are Incentive Stock Options or Non-Qualified Options; (e) to determine the time or times at which Options shall be granted under the Plan; (f) to determine the number of shares of Common Stock subject to each Option, the Option price, the duration of each Option granted under the Plan and the times at which each Option shall become exercisable; (g) to determine all of the other terms and conditions of Options granted under the Plan; and (h) to make all other determinations necessary or advisable for the administration of the Plan and do everything necessary or appropriate to administer the Plan. All decisions, determinations, and interpretations made by the Committee shall be binding and conclusive on all participants in the Plan and on their legal representatives, heirs, and beneficiaries.

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

            The Board or the Committee may delegate to one or more executive officers of the Corporation the authority to grant Options under this Plan to employees of the Corporation who, at the time of grant, are not subject to
Section 16(b) of the Exchange Act with respect to the Common Stock ("Non-Insiders"), and in connection therewith the authority to determine: (a) whether the Option in an Incentive Stock Option or a Non-Qualified Stock Option;
(b) the number of shares of Common Stock subject to such Option; (c) the duration of the Option; (d) the vesting schedule for determining the times at which such Option shall become exercisable; and (e) all other terms and conditions of such Options. The exercise price for any Option granted by action of an executive officer pursuant to such delegation of authority shall not be less than the fair market value per share of the Common Stock on the Date of Grant as determined in accordance with procedures established by the Plan Administrator. Unless expressly approved in advance by the Board or the Committee, such delegation of authority shall not include the authority to accelerate the vesting, extend the period for exercise or otherwise alter the terms of outstanding Options. The term "Plan Administrator" when used in any provision of this Plan other than Sections 2, 5(f), 5(m), 5(n) and 11 shall be deemed to refer to the Board or the Committee, as the case may be, and such senior executive officer, insofar as such provision may be applied to Non-Insiders and Options granted to Non-Insiders.

            3. ELIGIBILITY.

            Options may be granted to any individual who, at the time the Option is granted, is an employee of the Corporation or any "related corporation" (as defined below) and may be granted in substitution for outstanding options of another corporation in connection with the merger, consolidation, acquisition of property or stock, or other reorganization between such other corporation and the Corporation or any subsidiary thereof. Options may also be granted in exchange for outstanding Options. No person shall be granted Options to purchase more than 250,000 shares of Common Stock (subject to adjustment as set forth in Section 5(m) hereof) in any calendar year. Any person to whom an Option is granted under this Plan is referred to herein as an "Optionee."

            As used in this Plan, the term "related corporation," when referring to a subsidiary corporation, shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock of one of the other corporations in such chain. When referring to a parent corporation, the term "related corporation" shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation if, at the time of granting of the Option, each of the corporations other than the Corporation owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock of one of the other corporations in such chain.

            4. STOCK.

            The Plan Administrator is authorized to grant Options to acquire one million four hundred thirty thousand (1,430,000) shares of the authorized but unissued, or reacquired, Common Stock plus the number of Options which remain available for grant from time-to-time pursuant to the Corporation's FutureNet Employee Stock Option Plan or the Corporation's 1985 Stock Option Plan (the "Existing Plans"), both of which have already been approved by the Corporation's shareholders. The number of shares with respect to which Options may be granted hereunder is subject to adjustment as set forth in Section 5(m) hereof. In the event that any Option granted pursuant to this Plan or the Existing Plans expires or is terminated for any reason, those shares of Common Stock allocable to the unexercised portion of such terminated Option may again be subject to an Option granted to the same or to a different Optionee under either this Plan or the Existing Plans.

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            5. TERMS AND CONDITIONS OF OPTIONS.

            Each Option granted pursuant to this Plan shall be evidenced by a written agreement approved by the Plan Administrator (the "Agreement"). Agreements may contain such additional provisions, not inconsistent herewith, as the Plan Administrator in its discretion, may deem advisable. All Options shall also comply with the following requirements:

                        (a)  Number of Shares.

                        Each Agreement shall state the number of shares of Common Stock to which it pertains and whether the Option is intended to be an Incentive Stock Option or a Non-Qualified Stock Option. In the absence of action to the contrary by the Plan Administrator in connection with the grant of an Option, all Options shall be Non-Qualified Options. The aggregate fair market value (determined at the Date of Grant, as defined below) of the stock with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (granted under this Plan and all other incentive stock option plans of the Corporation, a related corporation or a predecessor corporation) shall not exceed $100,000, or such other limit as may be prescribed by the Code as it may be amended from time to time. Any Option which exceeds the annual limit shall not be void, but rather shall be a Non-Qualified Option.

                        (b)  Date of Grant.

                        Each Agreement shall state the date which the Plan Administrator has deemed to be the effective date of the Option for purposes of this Plan (the "Date of Grant").

                        (c)  Option Price.

                        Each Agreement shall state the price per share of Common Stock at which it is exercisable. Common Stock issued under this Plan may be issued for any lawful consideration as determined by the Plan Administrator; provided, that the per share exercise price for any Incentive Stock Option shall not be less than the fair market value per share of the Common Stock on the Date of Grant as determined by the Plan Administrator in good faith and provided, further, that with respect to Incentive Stock Options granted to greater-than-10% shareholders of the Corporation (as determined with reference to Section 424(d) of the Code), the exercise price per share shall not be less than 110% of the fair market value per share of the Common Stock at the Date of Grant.

                        (d)  Duration of Options.

                        At the time of the grant of the Option, the Plan Administrator shall designate, subject to paragraph 5(g) below, the expiration date of the Option, which shall not be later than ten years from the Date of Grant in the case of Incentive Stock Options; provided, that the expiration date of any Incentive Stock Option granted to a greater-than-10% shareholder of the Corporation (as determined with reference to Section 424(d) of the Code) shall not be later than five years from the Date of Grant. In the absence of action to the contrary by the Plan Administrator in connection with the grant of a particular Option, and except as otherwise required by the preceding sentence, all Options granted hereunder shall expire six years from the Date of Grant.

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                        (e)  Vesting Schedule.

                        In order to ensure that the Corporation will receive the benefits contemplated in exchange for the Options granted pursuant hereto, no Option shall be exercisable until it has vested. Subject to paragraph 5(f) below, the vesting schedule or other events for vesting for each Option, such as performance goals, shall be specified by the Plan Administrator at the time of the grant of the Option and shall be set forth or referenced in the Agreement. If no vesting schedule is specified by the Plan Administrator at the time of the grant of an Option hereunder, the following schedule shall apply:

       Years of Service
       Following Date of                                Percent
            Grant                                       Vested

               1                                           25
               2                                           50
               3                                           75
               4                                          100


                        (f)  Acceleration of Vesting.

                        The vesting of one or more outstanding Options may be accelerated by the Plan Administrator at such times and in such amounts as it shall determine in its sole discretion. The vesting of Options shall also be accelerated under the circumstances described in Section 5(n) below.

                        (g)  Term of Option.

                        Each Option shall terminate, to the extent not previously exercised, upon the occurrence of the first of the following events: (i) the expiration of the duration of the Option, as designated by the Plan Administrator in accordance with Section 5(d) above; (ii) the expiration of 90 days from the date of the Optionee's termination of employment with the Corporation for any reason whatsoever other than death or disability unless, in the case of a Non-Qualified Option, the exercise period is extended by the Plan Administrator until a date not later than the expiration date of the Option; or
(iii) the expiration of one year from (A) the date of death of the Optionee or
(B) cessation of employment by reason of "disability" unless, in the case of a Non-Qualified Option, the exercise period is extended by the Plan Administrator until a date not later than the expiration date of the Option. For purposes of the Plan, "disability" shall mean any physical, mental or other health condition which substantially impairs the employee's ability to perform her or his assigned duties for 60 days or more in any 120 day period or that can be expected to result in death. The Plan Administrator shall determine whether an Optionee has incurred a disability on the basis of medical evidence acceptable to the Plan Administrator. Upon making a determination of disability, the Plan Administrator shall, for purposes of the Plan, determine the date of an Optionee's termination of employment. Unvested Options shall terminate immediately upon the termination of employment of the Optionee by the Corporation for any reason whatsoever, including death or disability.

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                        (h)  Exercise of Options.

                        Options shall be exercisable, either all or in part, at any time after vesting. If less than all of the shares included in the vested portion of any Option are purchased, the remainder may be purchased at any subsequent time prior to the expiration of the Option term. No portion of any Option of less than one hundred (100) shares (as adjusted pursuant to Section 5(m) hereof) may be exercised, provided that if the vested portion of any Option is less than one hundred (100) shares, it may be exercised with respect to all Shares for which it is vested. Only whole shares may be issued pursuant to an Option, and to the extent that an Option covers a fraction of a share, it is unexercisable. Options or portions thereof may be exercised by giving written notice to the Corporation, which notice shall specify the number of shares to be purchased, and be accompanied by payment in the amount of the aggregate Option exercise price for the Common Stock so purchased, which payment shall be in the form specified in Section 5(i) hereof. The Corporation shall not be obligated to issue, transfer, or deliver a certificate of Common Stock to any Optionee, or to his personal representative, until the aggregate Option price has been paid for all shares for which the Option shall have been exercised and adequate provision has been made by the Optionee for satisfaction of any tax withholding obligations associated with such exercise. During the lifetime of an Optionee, Options are exercisable only by the Optionee.

                        (i)  Payment upon Exercise of Option.

                        Upon exercise of any Option the aggregate Option exercise price shall be paid to the Corporation in cash or by certified or cashier's check. In addition, an Optionee may pay for all or any portion of the aggregate Option exercise price for any shares of Common Stock purchased upon the exercise of any Option by delivering to the Corporation shares of Common Stock previously held by such Optionee or by complying with any other payment mechanism which the Plan Administrator may approve from time to time. The shares of Common Stock received or withheld by the Corporation as payment for shares of Common Stock purchased upon the exercise of Options shall have a fair market value at the date of exercise (as determined by the Plan Administrator) equal to the aggregate Option exercise price (or portion thereof) to be paid by exchange or withholding of shares of Common Stock.

                        (j)  Rights as a Shareholder.

                        An Optionee shall have no rights as a shareholder with respect to any shares covered by the Option until the Optionee becomes a record holder of such shares, irrespective of whether he has given notice of exercise. Subject to the provisions of Section 5(m) hereof, no rights shall accrue to an Optionee and no adjustments shall be made on account of dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights declared on, or created in, the Common Stock for which the record date is prior to the date the Optionee becomes a record holder of the shares of Common Stock covered by the Option, irrespective of whether the Optionee has given notice of exercise.

                        (k)  Transfer of Option.

                        Options granted under this Plan and the rights and privileges conferred hereby may not be transferred, assigned, pledged, or hypothecated in any manner (whether by operation of law or otherwise) other than by will or by the applicable laws of descent and distribution or, in the case of Non-Qualified Options (but not Incentive Stock Options), pursuant to a qualified domestic relations order, and shall not be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any Option under this Plan or of any right or privilege conferred hereby, contrary to the provisions hereof, or upon the sale, levy or any attachment or similar process upon the rights and privileges conferred hereby, such Option shall thereupon terminate and become null and void.

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                        (1)  Securities Regulation and Tax Withholding.

                            (1)  Shares shall not be issued with respect to an
Option unless the exercise of such Option and the issuance and delivery of such shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, any applicable state securities laws, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder and the requirements of any stock exchange upon which such shares may then be listed and shall be further subject to the approval of counsel for the Corporation with respect to such compliance, including the availability of an exemption from registration for the issuance and sale of any shares upon exercise of any Option. Inability of the Corporation to obtain from any regulatory body having jurisdiction the authority deemed by the Corporation to be necessary for the lawful issuance and sale of any shares hereunder, or the unavailability of an exemption from registration for the issuance and sale of any shares hereunder, shall relieve the Corporation of any liability in respect of the non-issuance or sale of such shares as to which such requisite authority shall not have been obtained.

                            As a condition to the exercise of an Option, the
Corporation may require the Optionee to represent and warrant in writing at the time of such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares. At the Option of the Corporation, a stop-transfer order against any shares of stock may be placed on the official stock books and records of the Corporation, and a legend indicating that the stock may not be pledged, sold or otherwise transferred unless an opinion of counsel is provided stating that such transfer is not in violation of any applicable law or regulation, may be stamped on stock certificates in order to assure exemption from registration. The Plan Administrator may also require such other actions or agreements by the Optionees as may from time-to-time be necessary to comply with federal and state securities laws. THE CORPORATION SHALL BE UNDER NO OBLIGATION TO UNDERTAKE REGISTRATION OF THE OPTIONS OR SHARES OF STOCK ISSUABLE UPON EXERCISE THEREOF.

                            (2)  As a condition to the exercise of any
Option granted hereunder, the Optionee shall make such arrangements as the Plan Administrator may require for the satisfaction of any federal, state or local withholding tax obligations that may arise in connection with such exercise.
                            (3)  Issue, transfer or delivery of certificates
of Common Stock pursuant to the exercise of Options may be delayed, at the discretion of the Plan Administrator until the Plan Administrator is satisfied that the applicable requirements of the federal and state securities laws and the withholding provisions of the Code have been met.

                        (m)  Stock Dividend, Reorganization or Liquidation.

                        The aggregate number and class of shares for which Options may be granted under this Plan, the number and class of shares covered by each outstanding Option and the exercise price per share thereof (but not the total price) shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Corporation resulting from a split-up or consolidation of shares or any like capital adjustment, or the payment of any stock dividend, and to the extent that such actions shall include an increase or decrease in the number of shares of Common Stock subject to outstanding Options, the number of shares available under
Section 4 of this Plan shall automatically be increased or decreased, as the case may be, proportionately, without further action on the part of the Plan Administrator, the Corporation or the Corporation's shareholders.

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                        In the event of any adjustment in the number of shares
covered by any Option, any fractional shares resulting from such adjustment shall be disregarded and each such Option shall cover only the number of full shares resulting from such adjustment.

                        The foregoing adjustments in the shares subject to Options shall be made by the Plan Administrator or by any successor administrator of the Plan, or by the applicable terms of any assumption or substitution document, and any adjustmentsso made shall be final, binding and conclusive.

                        Except as provided in this Section 5(m) or Section 5(n) below, no Optionee shall have rights by reason of any subdivision or consolidation of shares of any class including shares of Common Stock, or the payment of any Common Stock dividend on shares of Common Stock or any other increase or decrease in the number of shares of Common Stock, or by reason of any liquidation, dissolution, corporate combination or division; and any issuance by the Corporation of shares of any class including shares of Common Stock, or securities convertible into shares of any class including shares of Common Stock, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to any Option.

                        The grant of an Option shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes in its capital or business structure, or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.
                        (n) Change in Control.

                            (1) Any and all Options that have been outstanding
under the Plan for at least six (6) months at the time of occurrence of any of the events described in Paragraphs (A), (B) and (C) below (an "Eligible Option") shall become exercisable in full for the periods indicated (each such exercise period referred to as an "Acceleration Window") in connection with the following events:

                  (A) For a period of 45 days beginning on the day on which any Person, together with all Affiliates and Associates of such Person (as such terms are defined below) shall become the Beneficial Owner (also as defined below), directly or indirectly, of 25% or more of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in Rule 13d-3(d) under the Exchange Act in the case of rights to acquire the Company's securities), but shall not include the Corporation, any subsidiary of the Corporation, any employee benefit plan of the Corporation or of any subsidiary of the Corporation, or any Person or entity organized, appointed or established by the Corporation for or pursuant to the terms of any such employee benefit plan;

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

                           (B) Beginning on the date that a tender or exchange offer for Common Stock by any Person (other than the Corporation, any subsidiary of the Corporation, any employee benefit plan of the Corporation or of any subsidiary of the Corporation, or any Person or entity organized, appointed or established by the Corporation for or pursuant to the terms of any such employee benefit plan) is first published or sent or given within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended, and continuing so long as such offer remains open (including any extensions or renewals of such offer), unless by the terms of such offer the offeror, upon consummation thereof, would be the Beneficial Owner of less than 30% of the shares of Common Stock then outstanding; or

                  (C) Immediately prior to consummation of (i) any merger, consolidation, reorganization or other transaction pursuant to which the persons who hold shares of Common Stock immediately prior to the transaction have immediately following the transaction less than forty percent (40%) of the combined voting power of the outstanding securities of the surviving entity ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors; or (ii) any sale, lease, exchange or other transfer not in the ordinary course of business (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company (the foregoing transactions being referred to as "Approved Transactions"). The Company shall provide to each Optionee notice of the pendency of any Approved Transaction at least twenty (20) days prior to the expected date of consummation thereof. Each Optionee shall thereupon be entitled to exercise his or her Options in full or in part at any time prior to consummation of the Approved Transaction. Any such exercise as to any portion of his or her Options that will only become vested immediately prior to the consummation of the Approved Transaction in accordance with this acceleration provision shall be contingent on such consummation. Any such exercise as to any other portion of the Option will not be contingent on such consummation unless so elected by the Optionee in a notice delivered to the Company simultaneously with the exercise.

         PROVIDED, HOWEVER, that the Plan Administrator may determine (by the affirmative vote of a majority of all of the members thereof, excluding for such purposes the votes of directors who are directors, officers, Affiliates or Associates of, or have a material financial interest in, any Person (other than the Corporation ) who is a party to the event specified in items (A), (B) or (C) above which otherwise would trigger acceleration of vesting) that acceleration shall not occur in connection with any one or any combination of the foregoing events; and PROVIDED, FURTHER, that no Option which is to be converted into an Exchange Stock Option to purchase shares of Exchange Stock as stated at item (3) below shall be accelerated pursuant to this Section 5(n).

                                    (2)  The exercisability of any Eligible
Option which remains outstanding following expiration of an Acceleration Window shall be governed by the vesting schedule and other terms of the Agreement representing such Option.

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                                    (3)  If the shareholders of the Corporation
receive shares of capital stock of another Person ("Exchange Stock") in exchange for or in place of shares of Common Stock in any transaction involving any merger, consolidation, reorganization or other transaction providing for the conversion or exchange of all or substantially all outstanding shares of Common Stock into Exchange Stock, then at the closing of such transaction all Options granted hereunder which have not been exercised as of the effective date of such exchange transaction shall be converted into options to purchase shares of Exchange Stock ("Exchange Stock Options") whereupon all rights to acquire shares of Common Stock pursuant to Options shall end. The number of shares of Exchange Stock issuable upon exercise of an Exchange Stock Option and the exercise price therefor shall be determined by the Plan Administrator by adjusting the number of shares of Common stock issuable upon exercise of the Option converted into such Exchange Stock Option, and the exercise price therefor, in the same proportion as used for determining the shares of Exchange Stock received by holders of Common Stock in connection with a transaction described in this
Section 5(n)(3). Unless altered by the Plan Administrator, the vesting schedule set forth in the Option Agreement shall continue to apply to the Exchange Stock Options.

                           (4)  For the purpose of this Section 5(n): "Person"
shall include any individual, firm, corporation, partnership or other entity; (ii) "Affiliate" and "Associate" shall have the meanings assigned to them in Rule 12b-2 under the Exchange Act; and (iii) "Beneficial Owner" shall have the meaning assigned to it in Rule 16a-1 under the Exchange Act.

            6.   EFFECTIVE DATE; TERM.

            This Plan shall be effective as of December 16, 1986 and Incentive Stock Options may be granted by the Plan Administrator from time to time thereafter until December 14, 2006; provided, however, that termination of the Plan shall not terminate any Option granted prior thereto. Non-Qualified Stock Options may be granted hereunder until this Plan is terminated by the Board in its sole discretion.

            7.   NO OBLIGATIONS TO EXERCISE OPTION.

            The granting of an Option shall impose no obligation upon the Optionees to exercise such Option.

            8.   NO RIGHT TO OPTIONS OR EMPLOYMENT.

            Whether or not any Options are to be granted hereunder shall be exclusively within the discretion of the Committee, and nothing contained herein shall be construed as giving any Optionee any right to participate hereunder. Granting of an Option hereunder shall in no way constitute any form of agreement or understanding binding on the Corporation, express or implied, that the Corporation will employ or contract with an Optionee for any length of time.

            9.   APPLICATION OF FUNDS.

            The proceeds received by the Corporation from the sale of Common Stock, pursuant to Options granted hereunder, will be used for general corporate purposes, unless otherwise directed by the Board.

                                    Page 146
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            10.  INDEMNIFICATION OF PLAN ADMINISTRATOR.

            In addition to all other rights of indemnification they may have as members of the Board or of any Committee, the Plan Administrators shall be indemnified by the Corporation for all reasonable expenses and liabilities of any type or nature, including attorneys' fees, incurred in connection with any action, suit or proceeding to which they or any of them are a party by reason of, or in connection with, the Plan or any Option granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Corporation), except to the extent that such expenses relate to matters for which it is adjudged that such Plan Administrator member is liable for willful misconduct; provided that within fifteen (15) days after the institution of any such action, suit or proceeding, the Plan Administrator involved therein shall, in writing, notify the Corporation of such action, suit or proceeding, so that the Corporation may have the opportunity to make appropriate arrangements to prosecute or defend the same.

            11.  AMENDMENT OF THE PLAN.

            The Plan Administrator may, at any time, modify or amend this Plan and Options granted hereunder, except that no amendment with respect to an outstanding Option shall be made over the objection of the Optionee thereof; and provided, further, that any amendment for which shareholder approval is required by Securities and Exchange Commission Rule 16b-3, as amended from time to time, or any successor rule or regulatory requirements (the "Rule"), in order for the Plan to be eligible or continue to qualify for the benefits of the Rule, shall be subject to approval of the shareholders of the Corporation in accordance with the Rule.

Effective as of December 16, 1986.

Amended and restated as of May 12, 1998.

                                 DATA I/O CORPORATION


                                 By://S//JOEL S. HATLEN
                                        Joel S. Hatlen, Vice President - Finance


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